Net Share Dilution of Convertible and Share Repurchase 1 Net Shares Issued Upon Conversion Three Methods of Managing Potential Share Dilution from the Convertible Offering: Convertible is Callable after 2.5 Years The convertible’s provisional call feature will allow RingCentral to call the convertible at any time on or after September 20, 2020 when the stock price is above 130% of the conversion price Capped Call Overlay RingCentral intends to purchase a capped call to mitigate dilution until stock price is above 90% of the stock price at issue Concurrent Share Repurchase RingCentral intends to repurchase up to $35MM of shares concurrently with the pricing of the offering to manage stock price impact and potential share dilution Transaction Details Exhibit 99.2 Size (assuming greenshoe exercise) $402.5MM Assumed Stock Price at Issue $64.70 Assumed Conversion Price $82.49 Upper Strike 90% / $122.93 Shares Underlying Convertible (MM) 4.9 Approximate Concurrent Share Repurchase (MM) $35MM / 0.54 shares Assumed Conversion Price